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                                    EXHIBIT 10.20
                                    CERTAIN CONFIDENTIAL INFORMATION CONTAINED
                                    IN THE DOCUMENT, MARKED BY BRACKETS IS
                                    FILED WITH THE SECURITIES AND EXCHANGE
                                    COMMISSION PURSUANT TO RULE 2.4b-2 OF THE
                                    SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.




                               PURCHASE AGREEMENT

                                 By and Between

                          MANNESMANN TALLY CORPORATION

                                      And

                        KENTEK INFORMATION SYSTEMS, INC.

                      For The Purchase of Kentek Printers
                               Parts and Supplies

                                  REVISION #3

                              DATE: APRIL 20, 1996
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                              PURCHASE AGREEMENT

1        Terms and Conditions

         1.1     Definitions
         1.2     Construction

2.       Scope

3.       Sale and Purchase; Term; Territory

         3.1     Sale and Purchase of Product
         3.2     Term of Agreement
         3.3     Territory

4.       Purchase Orders

         4.1     Initial Spare Parts Order
         4.2     Forecasts
         4.3     Lead Time
         4.4     Purchase Orders
         4.5     Cancellation
         4.6     Rescheduling
         4.7     Agreement Prevails over Purchase Orders

5.       Delivery; Licenses; Carriers

         5.1     Delivery
         5.2     Conditions to Deliveries
         5.3     Import and Export Licenses
         5.4     Carrier Selection

6.       Acceptance

         6.1     Products Not Rejected Deemed Accepted
         6.2     Buyer's Rights Upon Receipt of a Non-Conforming Delivery
         6.3     Right to Cure
         6.4     Burden of Showing Products Non-Conforming; Payment Not Waiver
         6.5     Quality Assurance

7.       Payment

8.       Prices; Modification of Prices

9.       Taxes and Duties

10.      Product Approvals; Certifications

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11.      Product Changes

         11.1    Engineering Changes
         11.2    Mandatory Changes
         11.3    Enhancements

12.      Patent, Copyrights and Trade Secrets Indemnity

13.      Parts and Repairs

         13.1    Parts Support Program
         13.2    Out of Warranty Exchange
         13.3    End-of-Product Life Parts Support

14.      Buyer Responsibilities

15.      Publications; Documentation

         15.1    Publications
         15.2    License to Publications; Documentation

16.      License of Software Products

         16.1    Grant
         16.2    Proprietary Rights
         16.3    Sublicenses
         16.4    Reverse Engineering
         16.5    General Copying Restrictions
         16.6    Termination of Buyer License
         16.7    Warranty Disclaimer

17.      Training

18.      Product Warranties; Limitation of Liability; Disclaimer

         18.1    Product Warranties
         18.2    Warranties Do Not Apply To Buyer Components, Modifications,
                 Etc.
         18.3    Disclaimer; Limitation of Liability
         18.4    Product Liability; Insurance

19.      Product Reliability

20.      Delays and Inability to Perform

21.      Confidentiality

         21.1    Confidential Information
         21.2    Non-Disclosure of Confidential Information
         21.3    Permitted Disclosure
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         21.4    Loss of Confidentiality
         21.5    Right to Equitable Relief
         21.6    Survival

22.      Public Announcements

23.      Notices

24.      Termination and Expiration of Agreement

         24.1    Insolvency, Bankruptcy, Etc.
         24.2    Breach of this Agreement, Etc.
         24.3    Rights of the Parties in the Event of Termination

25.      Point of Sale Reporting

26.      Nameplates and Trademarks

         26.1    Buyer's Trademarks
         26.2    Kentek Proprietary Rights Legend and Trademarks

27.      Compliance with Laws

28.      Document Precedence

29.      Authority

30.      Limitation of Liability and Actions

31.      Severability

32.      Miscellaneous


Schedules:

A -     Printer Prices
B -     Consumables Prices
C -     Spare Parts Prices
D -     Printer Specifications
E -     DELETED
F -     Currency Fluctuations
G -     Publications; Documentation
H -     Software Products
I -     Customer Service Support Program

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                               PURCHASE AGREEMENT

                 This Agreement is made and entered into as of the      day of
               by and between Kentek Information Systems, Inc., a Delaware corporation with its principal offices at 2945 Wilderness Place, Boulder, Colorado 80301 ("Kentek") and Mannesmann Tally Corporation, with its principal offices at 8301 South 180th Street, P.0. Box 97018, Kent, Washington 98064-9718 ("Buyer").

                 A. Kentek is engaged in the design, development, manufacture and marketing of electronic printers and related products; and

                 B. Buyer desires to purchase from Kentek certain of such products for resale in the regular course of its business, on the terms and conditions set forth herein.

1.       Terms and Conditions.

1.1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings unless the context otherwise requires:

                 "Acceptance Period" shall mean the period from the date of receipt at Buyer's facility of Products and thirty (30) days thereafter.

                 "Affiliate" shall mean any person controlling, controlled by or under common control, directly or indirectly with that person, but only so long as such control exists. For purposes hereof, the term "control" and references of same shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of another person, whether through ownership of voting securities, by contract or otherwise.

                 "Best Efforts" shall have the meaning set forth in Section
4.4.

                 "Cancellation Charges" shall have the meaning set forth in
Section 4.5.

                 "Customer" shall include any person, including without limitation any Affiliate of Buyer, that buys or leases Products sold hereunder from Buyer or any authorized distributor or dealer of Buyer.

                 "Engineering Change" shall have the meaning set forth in
Section 11.1.

                 "Ex Works" shall have the meaning attributed to it by INCOTERMS (1990) issued by the International Chamber of Commerce.

                 "Information" shall mean that information contained in any form including, without limitation, drawings, sketches, blueprints, parts, lists, schedules, manuals, documentation, written descriptions of all kinds, models, samples, reports, data, tapes, oral discussion or briefings by Kentek or Buyer personnel or the like relating to any Products or Buyer's or Kentek's products and the manufacture and marketing thereof and Kentek's and Buyer's financial and business arrangements including, without limitations, working features, design, processes, logic specifications, data flow,

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software and communications protocol requirements, know-how, technology, sources of supply and arrangements therefor, test and market data, business forecasts and planning.

                 "Normal Lead Time" shall mean ninety (90) days for printers and accessories and thirty (30) days for consumables and spare parts from the date of Kentek's receipt of a Purchase Order, OR SIXTY (60) DAYS FOR PRINTERS AND ACCESSORIES IF FORECAST IN ACCORDANCE WITH SECTION 4.2.

                 "Parts" shall mean the consumables, listed on Schedules B and C, as each such Schedules may be amended from time to time by Kentek.

                 "Printers" shall mean the Kentek printers and accessories set forth on Schedule A, as more fully described in Schedule D, as such Schedule may be added to, modified or amended by Kentek from time to time, subject to
Section 2, Scope, Subsection B, but shall in no event include any printer, or supplies, parts, accessories, software or firmware therefor which has been, or will be, designed for, or which incorporates changes or enhancements already provided or provided in the future exclusively for, a particular customer (other than Buyer) or to any such customer's specifications and which Kentek is prohibited by such customer from selling to its other customers.

                 "Products" shall mean Printers and Parts, collectively, excluding the Software Products.

                 "Publications and Documentation" shall have the meaning set forth in Section 15.1.

                 "Purchase Order(s)" shall mean a purchase order for Products to be sold by Kentek to Buyer, and purchased by Buyer from Kentek, hereunder.

                 "Requested Delivery Date" shall mean the date of requested delivery of a Product in a Purchase Order given to Kentek in accordance with this Agreement.

                 "Software Product(s)" shall mean the encoded data or instructions for use by or in connection with or incorporated into Printers or Parts, including, without limitation, the encoded data and instructions described in Schedule H hereto, as such Schedule may be added to, modified or amended by Kentek from time to time at the sole discretion of Kentek upon 60 days' notice from Kentek to Buyer and including, without limitation, at the option of Kentek, enhancements, updates, improvements, modifications, revisions, adaptations and additions to such data and instructions, but Software Products shall in no event include any software or firmware which has been, or will be, designed for or which incorporates changes or enhancements already provided or provided in the future exclusively for a particular customer (other than to Buyer) or to any such customer's specifications and which Kentek is prohibited by such customer from selling to its other customers.

                 "Term" shall have the meaning set forth in Section 3.2.

                 "UCC" shall mean the Uniform Commercial Code of the State of Colorado, as amended from time to time.

1.2      Construction.

                 (a) The terms "hereby", "hereof", "hereto, "herein", "hereunder" and any similar terms as used in this Agreement refer to this Agreement. All references herein to this Agreement, including such terms, shall, except as expressly provided to the contrary, include the Schedules referred to in the Table of Contents hereof and initialed by the parties hereto.

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                 (b) Words importing persons shall include firms, associations, partnerships (including limited partnerships), joint ventures, trusts, corporations, public and governmental bodies, agencies and instrumentalities and other entities, as well as natural persons.

2.       Scope.

         A. Kentek hereby appoints and Buyer hereby accepts appointment as an Original Equipment Manufacturer (OEM) Reseller of Kentek-manufactured equipment (hereinafter referred to as the "Products*).

         B. Kentek agrees to sell and Buyer agrees to purchase for the purpose of resale, the Products listed in the Schedules incorporated into this Agreement as well as future, standard (noncustomized) product during the term of this agreement. Kentek reserves the right to modify Schedule A by adding and/or deleting Products offered therein, subject to three (3) months written notice.

         C. Buyer will employ its own resources in performing marketing efforts involving the Products and has, or will develop, the technical capability to be familiar with the Products, and will maintain a sales organization sufficient to solicit and actively promote the sale of the Products.

3.       Sale and Purchase; Term; Territory.

3.1. Sale and Purchase of Product. Subject to the terms and conditions contained herein, Kentek shall sell to Buyer, and Buyer shall purchase from Kentek, Printers and Parts for use in or with Printers manufactured by Kentek, as hereinafter provided.

3.2. Term of Agreement. The term of this Agreement shall commence upon the date hereof and shall continue for twenty-four (24) months from such date, unless earlier terminated, or extended by written agreement of the parties (the "Term").

3.3. Territory. Buyer's rights to resell Printers and Parts, and sublicense Software Products pursuant to this Agreement shall be non-exclusive and worldwide.

4.       Purchase Orders.

4.1 Kentek will offer Buyer a 50% discount for the Initial Spare Part Order scheduled to be ordered and delivered within the first six (6) months of the term of this Agreement. If Kentek is unable to deliver any spare parts order(s) placed for delivery within this first six months, the 50% discount will remain applicable to those orders until delivered.

4.2 Forecasts. In order to accomplish 60-day lead time, a 6-month rolling forecast of printers and accessories is required. The schedule for forecast and ordering is per the following example


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                 Example based on a June production schedule:

         December 20th:   Initial forecast for June production
         January 20th:    Revised forecast - no restriction
         February 20th:   Revised forecast - no restriction
         March 20th:      90-day forecast within +/- 50% of February
         April 20th:      Purchase order issued at +/- 10% of March forecast
                          order
         June 20th:       Production/shipment

4.3 Lead Time. Unless otherwise agreed in writing by Kentek, all Purchase Orders shall specify a Requested Delivery Date within the Normal Lead Time. The lead time between the date of the Order and Delivery of Product(s) will be sixty (60) days, IF FORECASTED AND ORDERED BY THE 20TH DAY OF EACH MONTH.

4.4 Purchase Orders. All purchases of Products by Buyer shall be by English language Purchase Orders referencing this Agreement sent to the corporate Kentek office. Kentek shall use its Best Efforts to deliver Products in accordance with Purchase Orders received by it; provided, however, that Kentek shall not be obligated to deliver a quantity of any model Printer in any month that is greater than 150% of the aggregate quantity of such model Printer that was ordered to be delivered hereunder in the previous calendar month. In the event Kentek discontinues any Product, Buyer has the right to place a final Purchase Order within the sixty (60) day discontinuance notice period subject to availability. Delivery must be no later then ninety (90) days after expiration of the discontinuance notice unless extension is requested by Kentek. No Purchase Order shall request delivery of any Products after the end of the Term unless mutually agreed upon in writing by both parties. Kentek shall have the right, without notice, to elect to fill purchase orders for Products not conforming with the requirements set forth herein and, in such case, such purchase orders shall be treated by all parties as Purchase Orders pursuant to this Agreement.

4.5 Cancellation. Buyer may cancel delivery of any or all Printers and Accessories on order and scheduled for shipment beyond sixty (60) days by giving written notice to Kentek at least sixty (60) days prior to the Requested Delivery Date. Products cancelled with less than sixty (60) days notice will incur a charge of $150 for each Printer Product and $50 for EACH Accessory Product.

Printers and/or Accessories cancelled within thirty (30) days prior to the scheduled shipment date will incur a charge equal to 100% of the purchase price for all canceled items.

Consumables and Spare Parts may not be cancelled within 15 days of the Requested Delivery Date.

The parties agree that it would be impossible to determine the damages that would be suffered by Kentek in the event of any such cancellation and that the foregoing represents a reasonable preestimate of the damages that would result.

4.6 Rescheduling. By notice delivered to Kentek at least 30 days prior to the originally scheduled shipment date, Buyer may reschedule a delivery of Product requested by it to a later date within the Term, subject to the following limitations (the date of the reschedule being deemed to be the date notice of same is given to Kentek):

a. no delivery for printers and/or accessories may be rescheduled to later than 30 days after the original scheduled shipment date;

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b.       there may be only one reschedule per delivery.

4.7 Agreement Prevails Over Purchase Orders, Etc. Buyer may use its form of purchase order to effect orders hereunder; provided, however, that (i) all such purchase orders must be in conformance with and refer to this Agreement and (ii) any terms in such orders which conflict with, or supplement the terms of this Agreement shall be deemed null and void, and this Agreement shall govern.

5.       Delivery; Licenses; Carriers.

5.1 Delivery. For purposes hereof, the date of purchase and sale of Products hereunder shall be the date of delivery thereof. Deliveries of Products purchased hereunder shall be made as follows:

a. Ex Works Kentek's designated production or distribution facility in Japan for Products, except as set forth in (b) below;

b. Ex Works Kentek's designated U.S. facility for certain special order requirements of Products, as designated in Schedules A, B, and C.

                 Kentek will provide proof of delivery upon request and will provide reasonable assistance to Buyer at no charge in any claim Buyer may make against a carrier or insurer for misdelivery, loss or damage to Products after delivery has been made to Buyer. All risk of loss or damage shall pass upon delivery.

5.2 Conditions to Deliveries. Kentek shall not be required to deliver any Products if Buyer (i) has not made any undisputed payments due to Kentek, (ii) shall be otherwise in continuing material breach of any other material obligation, or (iii) shall fail to provide adequate assurances of due payment requested by Kentek in accordance with Section 2-609 of the UCC.

5.3 Import and Export Licenses. Buyer will be responsible for any licenses, permits or approvals of the country of import. Buyer will also be responsible for obtaining any and all such export licenses, permits or approvals for exports to any other location. The parties shall give all reasonably required assistance to each other in obtaining all the licenses, permits and approvals mentioned above. Kentek may request that Buyer provide delivery verification certificates for each drop ship delivery.

5.4 Carrier Selection. Upon execution of this Agreement, Buyer shall notify Kentek of Buyer's designation of the carrier or agent to whom Products delivered hereunder are to be delivered. If Buyer desires to change its designation of such carrier or agent, Buyer shall, not less than 10 days prior to the Requested Delivery Date for the delivery to be affected by the change, notify Kentek of the new carrier or agent.

6.       Acceptance.

6.1 Products Not Rejected Deemed Accepted. If Buyer does not give Kentek the notice set forth in Section 6.2 within the Acceptance Period, each delivery of Products shall be deemed to have been accepted by Buyer, subject to its remedies under Section 18.

6.2 Buyer's Rights Upon Receipt of a Non-Conforming Delivery. If any delivery of Products or Products delivered by Kentek (i) are non-conforming with this Agreement or (ii) are non-conforming with the Products requested in the applicable Purchase Order, (except for deliveries that are non-conforming

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reason of (x) under 60 days lateness, or (y) greater lateness if accepted by
Buyer's agent or carrier) Buyer shall have the right to accept such delivery in whole or, by written notice to Kentek within the Acceptance Period giving full particulars of the non-conformity, reject such portion of such delivery as is non-conforming upon notice to Kentek.

6.3 Right to Cure. If Buyer rejects any non-conforming Products as provided in Section 6.2, at its option, Kentek shall have the right to (i) request the return of such Products, or (ii) to correct the nonconformity within a reasonable period on a Best Efforts basis of not more than thirty (30) days. If Kentek elects to cure the non-conformity but fails to do so within such period, Buyer shall have the right to reject the portion of the delivery that is still non-conforming in whole or part.

6.4 Burden of Indicating Products Non-Conforming; Payment Not Waiver. Buyer shall have the burden of indicating how any delivery made or Products delivered are non-conforming. Buyer's payment for any Products or agreement to pay any other charges shall not by itself be deemed a waiver of Buyer's rights hereunder.

7. Payment. Kentek may issue invoices for Products sold no earlier than the shipment of Products. Subject to Kentek's right to receive adequate assurances pursuant to Section 2-609 of the UCC, payments for Products ordered shall be made within 30 days of invoice. An interest charge equal to 1.5% per month will be due on all undisputed invoices past due or the maximum amount permitted by law - whichever is less.

8. Prices; Modification of Prices. The prices applicable to Printers, Accessories, Consumables and Spare Parts ordered hereunder shall be established as set forth on Schedules A, B, and C except for increases or decreases from time to time due to currency fluctuations in accordance with Schedule F. The prices applicable to Parts ordered shall be as set forth on Schedule C; provided, however, that Kentek shall have the right to change the price of any and all Parts one time during any 12-month period. The prices set forth in Schedule C are per part number and per shipment.

9. Taxes and Duties. Prices are exclusive of certain taxes, duties, brokerage or like charges imposed on Products after their delivery to Buyer and will be paid by Buyer. In lieu of Buyer paying the above taxes and/or charges, Buyer may furnish Kentek with a tax exemption certificate acceptable to the taxing authority.

10. Product Approvals; Certifications. Kentek warrants that all complete Printers delivered to Buyer under this Agreement, without any Buyer Unique Items, will comply with applicable U.L., CSA and VDE standards and will comply with the applicable FCC rules for the type of product involved, including type acceptance or certification where required. Kentek will obtain and maintain at its own expense all applicable listings, certifications and approvals with respect to the above-noted standards in Kentek's name. Kentek will provide information and assistance to Buyer with respect to (i) listings, certifications and approvals that are required to be in Buyer's name and (ii) compliance of the Printers with any such standards after modification or additions made by Buyer or made by Kentek with Buyer Unique Items.

11.      Product Changes.

11.1 Engineering Changes. Kentek shall, subject to Buyer's right to be advised, have the right to make engineering changes and to order and use in the Product(s) parts and materials of Kentek's

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choosing. Kentek shall notify Buyer in writing of any major changes. A "major change" is defined, for purposes of this Article, as one which affects the Product's form, fit and function. Non-incorporation of a change shall be at Buyer's sole risk and responsibility. In such event, Kentek shall, at its sole option, continue to make available and deliver, in accordance with this Agreement, the unchanged equipment. If Kentek incurs additional costs as a result of Buyer's non-acceptance of said change, a premium price to provide unchanged Product shall be assessed. Change notices will be in Kentek's standard form and such notices will be directed to the Buyer's Vice President of Engineering & Manufacturing.

11.2 Mandatory Changes. In the event mandatory engineering and safety changes to the Product(s) are required, Kentek shall issue to Buyer a Mandatory Field Change Order including all necessary documentation and implementation instructions.

Kentek shall ship to Buyer, free of charge, freight prepaid, upgrade kits to incorporate all mandatory changes and retrofit all Product(s) delivered to Buyer's customers prior to the changes. Such upgrade kits may include hardware and/or software. Buyer shall, at Buyer's expense, perform all labor to implement the Mandatory Field Change Order, except in cases where a Mandatory Field Change Order is required to make the Product(s) safe in compliance with regulatory agency standards. Kentek shall reimburse Buyer for Buyer's travel and labor cost for implementing such Mandatory Field Change Order in that instance only. Kentek may, at its option, elect to execute such Mandatory Changes at its own expense.

11.3 Enhancements. If, during the term of this Agreement, Kentek offers any improvement, option, additional functionality or other enhancements to any Product not available at the time this Agreement is signed (an "Enhancement"), provided that such Enhancement is not exclusive to another customer, Kentek will offer such Enhancement to Buyer at prices that do not exceed those charged to any other customer of Kentek purchasing the same or lesser quantities of such Enhancement on similar terms and conditions as those contained herein.

12. Patent, Copyrights, Trademarks, and Trade Secrets Indemnity. Except as provided below, Kentek, at its own expense, agrees to defend (without prejudice to its sole option to settle) and hold Buyer harmless against any suit or proceeding brought against Buyer alleging that any Product, or any Software Product or any part thereof sold or licensed hereunder infringes any United States patent, trademark, copyright or trade secret or other proprietary right owned by others (an "Infringement Action"), provided Kentek is promptly notified in writing, given all reasonable assistance it requires, (at Kentek's expense) and permitted to direct the defense and/or settlement of such Infringement Action. Further, Kentek will pay in full any final non-appealable judgment rendered in such Infringement Action by a court, or shall pay any agreed upon settlement with respect to such Infringement Action, but shall not be responsible for costs or settlements incurred without its consent. If Buyer's use or sale of any such Product of Software Products is enjoined, or in the event that Kentek desires to minimize its liabilities hereunder, Kentek will, at its sole option and expense, (i) substitute other equally suitable Product, or Software Product (ii) modify the Product or Software Product so that it is no longer alleged to infringe, but delivers substantially equivalent or better performance, (iii) obtain for Buyer the right to continue its use or sale and (iv) if no other reasonably commercial option is available, grant to Buyer credit for the Product or Software Product as depreciated and accept its return. The depreciation shall be an equal amount per year over the lifetime of the Product or Software Product for three years. The foregoing states the entire liability of Kentek for Patent, copyright, trademark, trade secret or other infringement. No indemnity shall apply to patent, copyright, trademark, trade secret or other infringement liability to the extent directly arising from any Product or Software Product made or modified to Buyer's specifications or design, or with components or subassemblies supplied by Buyer, or a supplier designated by Buyer, including (without limitation) copyright, patent infringement or other claims related to images produced in accordance with Buyer's specifications or based on Buyer's

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modification of Product or Software Product or programming. The foregoing indemnity shall not apply and Buyer agrees to indemnify Kentek in a manner fully equivalent to the foregoing indemnity with respect to any claim made, or any suit or proceeding brought against Kentek, in which and to the extent that the alleged infringement arises from the combination of any Product or Software Product with any equipment, subassemblies or components not supplied by Kentek or its operation or use with apparatus, data or programs not furnished by Kentek, except for the operating system of the host computer or if the alleged infringement arises from any modification of any Product or Software Product or from the printing of an image produced or modified, in accordance with the specifications of Buyer or any Customer.

13.      Parts and Repairs.

13.1 Parts Support Program. The terms of Kentek's parts support program are set forth in Schedule I hereto.

13.2     Out of Warranty Exchange. In addition to Kentek's obligations under
Section 18, Kentek shall offer the Out of Warranty Exchange Program set forth in Schedule 1.

13.3 End-of-Life Parts Purchasing. Buyer may purchase spare parts from Kentek to provide service to its customers. In the event Buyer/Kentek terminate this Agreement or any Product under this Agreement is discontinued by Kentek, Kentek agrees to allow Buyer to purchase Parts and Consumables at the then current prices for a period of up to five (5) years for the purpose of supporting Buyer's installed base.

14.      Buyer Responsibilities.

         In addition to all other rights and obligations created by this Agreement, Buyer shall:

         (a)     use its best efforts to sell the Products;

         (b) maintain its own facilities suitable for demonstrating the Printers; and

         (c) maintain an inventory of Parts necessary to meet greater than 90% of (i) its expected needs for normal maintenance and (ii) the orders of its Customers, in either case within 48 hours.

15.      Publications; Documentation.

15.1 Publications. Subject to Section 15.2, Kentek shall furnish (or already has furnished) to Buyer two English language copies of each of the publications or documentation relating to the Printers listed on Schedule G (collectively, the "Publications").

15.2 License to Publications and Documentation. Kentek hereby grants to Buyer, during the Term, a non-exclusive, non-transferable royalty-free license, that may not be sublicensed, to use and prepare derivative works based upon the Publications for the purpose of including all, or portions of the same in documentation to be provided to Customers in connection with the sale, use, leasing, installation, assembly, repair and maintenance of Printers sold hereunder only. Such license and rights shall include all additions, modifications and improvements thereto which may, at Kentek's sole discretion, be

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effected from time to time. Buyer shall have the right to provide the
Publications or Documentation to its Customers for the purpose of resale.

16.      License of Software Products.

16.1 Grant. Kentek hereby grants to Buyer a non-exclusive, non-transferable, royalty-free license to use, to sublicense to End Users to use, and to sublicense to its authorized distributors to use and sublicense to End Users, to use each of the Software Products in connection with Products.

16.2 Proprietary Rights. The Software Products contain proprietary or trade secret information which is either owned or licensed by Kentek and/or Buyer. The Software Products may also be subject to patent, copyright, and trademark protection. Both parties agree not to remove any copyright, other proprietary rights or related notices from any Software Products and agree to include all such notices existing on any Software Product on any copies. Neither party has ownership rights in any of the other party's Software Products. Some portions of the techniques, algorithms or processes contained in the Software Products, or any modification thereof, constitute trade secrets and other proprietary information owned or licensed by Kentek and/or Buyer.

16.3 Sublicense. The Software Products may be sublicensed only to a party who agrees to accept the terms and conditions of this Section 16. NEITHER PARTY WILL DISCLOSE, TRANSFER, LEASE, COPY, SUBLEASE OR OTHERWISE MAKE AVAILABLE ANY SOFTWARE PRODUCTS OR ANY PROPRIETARY INFORMATION DESCRIBED ABOVE TO ANY THIRD PARTY, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT. Any attempt to sublicense, or otherwise transfer any such information, any Software Products or any rights, duties or obligations hereunder, except as expressly provided in this Agreement, is void.

16.4 Reverse Engineering. Neither party may reverse engineer, decompile, create derivative works based upon or modify any Software Products.

16.5 General Copying Restrictions. Neither party shall make copies of any royalty-bearing Software Products, except one copy for backup purposes in support of a single Printer. In the event of unauthorized copying of the Software Products by Buyer or any transferee of Buyer, Kentek may seek such remedies as the law provides, i.e.; public flogging and any other punishment that it deems appropriate in the circumstances.

16.6     Termination of License. If any of the terms or conditions of this
Section 16 are broken by Buyer or Kentek, its successors or any sublicensees of any Software Products, the license granted to any breaching party (but not the obligations and limitation of rights of Buyer or Kentek, such successors and sublicensees) will terminate. Upon any such termination, Buyer and any successor or sublicensee breaking this software license agreement must cease all use of the Software Products and must destroy all copies of the Software Products and/or return them to Kentek or Buyer. Either party shall have the right to cure any such default within thirty (30) days.

16.7 Warranty Disclaimer. The Software Products are distributed and licensed "as is". ALL WARRANTIES, EITHER EXPRESSED OR IMPLIED, AS TO QUALITY, PERFORMANCE, OR FITNESS FOR ANY PARTICULAR PURPOSE ARE DISCLAIMED AS TO SOFTWARE PRODUCTS. IN NO EVENT WILL KENTEK OR ITS LICENSORS BE LIABLE FOR ANY LOST PROFITS OR SAVINGS OR OTHER DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM USE OF THE SOFTWARE PRODUCTS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

17.      Training. Kentek agrees to provide the training described in Schedule
J. Training classes may be video taped for future use by Buyer with respect to the Products sold hereunder only.

18. Product Warranties; Limitation of Liability; Disclaimer; Product Liability, Etc.

18.1 Product Warranties. Kentek warrants that each Product sold under this Agreement shall be free from defects in material and workmanship under normal use and service, and that such Products will meet the specifications set forth on Schedule D (as the same may be added to, modified, or amended from time to time).

         Warranties shall apply for the time periods designated below:

         Model K30, K30D, K31, K31D and K40D engines and related models for two
         (2) years from date of shipment.

         Accessories and Spare Parts for one hundred eighty (180) days from date of shipment.

         Consumables for average rated yield.

         All warranties are on Products used within specified duty cycle and Product Specifications.

Normal use and service does not include any abuse, misuse, transportation damage, alteration or depletion after delivery hereunder. If the defect can be isolated to any particular Parts, the warranties set forth herein cover such Parts only (whether installed in a Printer or not), and in no event shall Kentek be liable for labor or installation of such Parts. In the event of a warranty claim under this Section 18, at Kentek's election, Buyer shall dispose of or ship the defective Parts, or if the defect cannot be isolated to any particular Parts, the defective Printer, in each case uninsured (at Kentek's risk) but properly packaged, with freight collect, to such facility as Kentek shall indicate to Buyer from time to time. At its option, Kentek shall repair or replace the defective Parts or Printer, as the case may be, and shall ship it, with freight and insurance collect, back to Buyer within 30 days of Kentek's receipt of the same. The procedure for claims under this Warranty is set forth in Schedule J under "Defective Material Return Procedure and Product Warranties."

18.2 Warranties Do Not Apply To Buyer Components, Modifications, Etc. The warranties set forth in Section 18.1 do not extend to components or subassemblies supplied by Buyer or suppliers designated by Buyer or to modifications of any Product which have been made by or at the request of Buyer or any Customer, or to units of Products which fail or are damaged after delivery hereunder due to improper shipment, handling, storage, operation, use or maintenance in a manner or environment or with parts, accessories, supplies or consumables not conforming to published instructions or specifications of Kentek at the time of delivery of such Product, or due to service or maintenance by persons not qualified to perform the same. Use of any consumable not specifically supplied by or approved in writing by Kentek shall constitute a modification of Product and shall specifically void any and all warranties for both printer and consumable supply products. Kentek shall have no liability or responsibility with respect to any warranties provided by Buyer or any third person.

18.3     Disclaimer; Limitation of Liability. THE WARRANTIES SET FORTH IN
SECTION 18.1 AND THE OBLIGATIONS AND LIABILITIES SET FORTH IN SECTION 18.1 AND IN SECTIONS 10 AND 12 ARE IN LIEU OF ALL OTHER WARRANTIES RELATING TO ANY PRODUCTS SOLD OR SOFTWARE PRODUCTS OR MANUALS, PUBLICATIONS, OR DOCUMENTATION LICENSED BY KENTEK TO BUYER, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS

FOR ANY PARTICULAR PURPOSE OR NON-INFRINGEMENT OF PROPRIETARY RIGHTS OF OTHERS. ALL OTHER CONDITIONS, TERMS, WARRANTIES OR OTHER STATEMENTS CONCERNING WARRANTIES OR THE LIKE WITH RESPECT TO PRODUCTS, SOFTWARE PRODUCTS AND MANUALS AND DOCUMENTATION AND THEIR USE, AND ALL OTHER REMEDIES WITH RESPECT THERETO, WHETHER EXPRESS OR IMPLIED BY STATUTE OR COMMON LAW OR OTHERWISE HOWSOEVER, ARE HEREBY EXPRESSLY DISCLAIMED.

         Without limiting the foregoing, Buyer's exclusive remedy and Kentek's entire obligation and liability in contract, tort or otherwise for any breach of warranty of any Products, Software Products or Manuals and Documentation, or the failure of any Products or Software Products to meet the specifications set forth in Schedule D, is the repair or exchange of any defective Products covered by the foregoing warranties in the manner and within the time frames set forth.

18.4 Product Liability; Insurance Kentek agrees to indemnify (without prejudice to its sole option to settle) and defend Buyer from and against all liability demands, claims loss, cost damage and expense for property damage, death and personal injury arising out of or relating to the Products sold to Buyer and performance of this order; provided, however, Buyer shall be liable to the extent of its own negligence. At Buyer's request, Kentek will furnish certificates of insurance evidencing liability insurance which includes but is not limited to worker's compensation, general liability, property damage liability, and product liability. Kentek agrees to defend or settle, at its sole expense, all suits or proceedings arising out of any suits or threats of suit provided Buyer gives Kentek prompt written notice of all suits or threats of suit and other such claims. Buyer may be afforded the opportunity to join and fully participate in, at its own expense, the defense of such proceedings.

19. Product Reliability. If any Product does not function at the mean time between failure rate (MTBF) set forth in Schedule D, both parties agree to review their respective failure rate data for such Product and to discuss what course of action, if any, would be appropriate to remedy such failure.

20. Delays and Inability to Perform. Except as otherwise provided in this Agreement, neither Kentek nor Buyer shall in any event be liable for any delays in performance caused by: an act of God; war; riot; fire; explosion; accident; earthquake; flood; sabotage; inability to obtain or shortage of fuel, power, supplies, components, subassemblies or material (for reasons other than such party's negligence or fault or failure to timely order in accordance with normal business practices); inability to obtain transportation; failures of non-Affiliate subcontractors, governmental laws, regulations or orders. Agreed upon delivery schedules and the term of this Agreement shall be considered extended by a period of time equal to the time lost because of any delay excusable under this Section 20, except that both parties shall use due diligence to minimize such delays. If either party is subject to delays excusable under this Section 20, it shall give prompt written notice thereof to the other party including its best estimate of the expected duration of such delay.

21.      Confidentiality.

21.1 Confidential Information. All disclosures of Information shall be deemed to be nonconfidential unless specifically designated by the discloser at the time of disclosure as confidential. All disclosures of Confidential Information by one party hereto to the other pursuant to this Agreement shall be made by or under the supervision of the respective Technical Coordinators of Kentek and Buyer, as each such party may from time to time designate, or such Technical Coordinators' respective designees. When such disclosure is orally and/or visually made, then it shall be confirmed in a written resume within 20 days following such disclosure. The initial Technical Coordinators for the Parties are:

                 For Kentek:       Vice President, Engineering

                 For Buyer:        Vice President, Engineering and Manufacturing

                 For purposes of this Section 21, all confidential Information designated as such as provided above is hereinafter referred to as "Confidential Information," the party hereto that discloses the Confidential Information to the other party hereto as provided in this Section 21 is hereinafter referred to as the "Discloser" and the party hereto that receives such Confidential Information from the Discloser is hereinafter referred to as the "Recipient." Each of the parties hereto agrees to mark all Confidential Information which is in tangible form with appropriate secret or confidential legend.

21.2 Non-Disclosure of Confidential Information. Subject to the provisions of Sections 21.3 and 21.4, each of the parties hereto agrees to hold the other's Confidential Information in confidence for the other and not to use any such Confidential Information other than for the purposes of this Agreement. Each agrees not to disclose the other's Confidential Information, by publication or otherwise, to any person other than those persons whose services it requires who have a need to know such Confidential Information for purposes of carrying out the purpose of this Agreement and who agree in writing to be bound by, and comply with, the provisions of this paragraph or are otherwise under an obligation of confidentiality.

                 After termination or expiration of this Agreement, and upon demand, Buyer and Kentek each agrees to return to the other all models and written or descriptive matter, including but not limited to drawings, blueprints, descriptions, and other papers, documents, tapes or any other media which contain Confidential Information of the other party. In the event of a loss of any item containing any Confidential Information, each party shall promptly notify the other party of such fact in writing and assist in the investigation thereof.

                 A Recipient shall protect disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination or publication of such Confidential Information as the recipient uses to protect its own Confidential Information of a like nature. Each party hereunder agrees to indemnify the other for any loss resulting from a breach of its duty to maintain confidentiality.

21.3 Permitted Disclosure. Disclosure of Confidential Information shall not be precluded if such disclosure is:

         (i) in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof or any other relevant jurisdiction; provided however, that the party from whom disclosure is sought shall, if permitted, first have given notice to the other and made a reasonable effort to obtain a protective order requiring that the Information and/or documents so disclosed are used only for the purpose for which the order was issued;

         (ii) otherwise required by law, statute, ordinance, rule, regulation; or

         (iii) necessary to establish rights under this Agreement during a court proceeding or to its attorneys.

21.4 Loss of Confidentiality. Notwithstanding any other provisions of this Agreement, the obligations specified in Section 21.2 will not apply to any Confidential Information that:

         (i) the Recipient can demonstrate is already in the possession of the Recipient without an obligation of confidence;

         (ii) is independently developed by the Recipient without resort to the Discloser's Information;

         (iii)   is rightfully received by the Recipient from a third party;

         (iv) is released for disclosure by the Discloser or with its written consent;

         (v) is or becomes a matter of general public knowledge or the knowledge of a substantial part of the industry, through no fault of the Recipient; or

         (vi) is disclosed by the Discloser to a third party without a duty of confidentiality on the third party.

21.5 Right to Equitable Relief. Kentek and Buyer each agrees that a breach of its obligations under this Section 21 would cause irreparable harm to the other, and that the other shall be entitled, in addition to all other remedies available to it, equitable relief in a court of equity by injunction or otherwise, without the necessity of proving actual damages for any breach by the other party of this Section 21 or of any undertaking herein contained.

21.6 Survival. This Section 21 shall survive the Agreement for a period of two(2) years after expiration or termination of Agreement.

22. Public Announcements. Kentek and Buyer each agrees not to make any public announcements regarding this Agreement without the prior written consent of the other.

23. Notices. Any notice or other communication required or permitted to be given hereunder shall be given in writing and shall be deemed to have been duly given and delivered (i) on the date delivered if delivered by hand or overnight courier, (ii) the earlier of the date of actual receipt or seven (7) days after being sent by certified or registered mail (or registered airmail or the equivalent thereof when given to or from persons outside the United States), or
(iii) on the date sent by telegraph, cable or facsimile, in each case to addresses set forth below or such other address as a party may designate by notice to the other parties given in accordance with this Section:

a. Routine administrative notices, including, without limitation, invoices and shipping instructions,

         (i) if intended for Kentek, to:

                 Kentek Information Systems, Inc.
                 2945 Wilderness Place
                 Boulder, Colorado 80301
                 Attention: Sales Order Administrator
                 Fax No. (303) 440-9600

        (ii)     if intended for Buyer to:

                 Erika Linford
                 Mannesmann Tally Corporation
                 P.O. Box 97018
                 8301 South 180th Street
                 Kent, WA 98032
                 Fax No. (206) 251-5520

b. Notices other than routine administrative notices, including, without limitation, notices setting forth substantive legal claims or purporting to waive or assert substantive legal rights or remedies or ascribing liability to a party in connection therewith, shall be addressed to the respective parties in accordance with 23. (a), above, with copies to:

                 in the case of Kentek:

                 Kentek Information Systems, Inc.
                 2945 Wilderness Place
                 Boulder, Colorado 80301
                 Attention: President and CEO
                 Tel No. (303) 440-5500
                 Fax No. (303) 440-9600

                 Cooley Godward
                 2595 Canyon Boulevard
                 Boulder, Colorado 80302-6737
                 Attention: James C. T. Linfield
                 Tel No. (303) 546-4000
                 Fax No. (303) 546-4099

                 if intended for Buyer and/or the Affiliate:

                 Mannesmann Tally Corporation
                 8301 South 180th Street
                 P.O. Box 97018
                 Kent, WA 98032
                 Attention: Vice President, Materiel Finance & Administration Tel No. (206) 251-5500
                 Fax No. (206) 251-5520

24.      Termination and Expiration of Agreement.

24.1 Insolvency, Bankruptcy, Etc.. This Agreement shall, at the option of each party hereto, terminate, subject to the provisions of Section 24.3 (i) if any petition or proceeding, voluntary or involuntary, for any relief under any bankruptcy, insolvency, reorganization, dissolution, winding-up, receivership, liquidation or similar law or statute, now or hereinafter in effect, is filed or commenced by the other party, (ii) if any such petition or proceeding is filed or commenced against the other party and is not dismissed within 60 days,
(iii) if any trustee, custodian, receiver or similar officer is appointed for the other party or any substantial part of its property and is not discharged within 30 days, (iv) if the other party shall be dissolved or shall cease to conduct its business (unless it shall have prior thereto or simultaneously therewith disposed of all or substantially all its assets), (v) if the other party shall become insolvent (however defined or evidenced) or (vi) if the assets of the other party shall be seized or attached and such attachment shall not have been released in 30 days.

24.2 Breach of this Agreement, Etc. In the event of a substantial default or a breach of any material term, condition or obligation hereunder, unless the defaulting or breaching party shall fully remedy the default or breach within 30 days after written notice from the other party specifying such default or breach (or, if such default or breach cannot be fully remedied within 30 days, the defaulting or breaching party shall have commenced all actions required for such full remedy within such 30 day period and shall fully remedy the default or breach within such period of time as agreed to by the nondefaulting or non-breaching party), this Agreement shall, at the option of the non-defaulting or non-breaching party, exercised by notice to the other party, terminate. Except as otherwise provided herein, upon termination of this Agreement in the event of such substantial default or material breach, all rights and privileges granted under this Agreement to the defaulting or breaching party shall immediately terminate.

24.3 Rights of the Parties In the Event of Termination. Notwithstanding anything contained herein to the contrary, the following rights and obligations shall survive the expiration or termination of this Agreement for any reason whatsoever, regardless of the party at fault:

a. Kentek's rights and obligations under Sections 4.5, 4.6, 4.7, 6, 7, 12, 13, 16, 18, 21, 23, 24, 26, 27, 28, 30, 31, and 32; provided, in each case, that Kentek receives any payment provided for herein, upon Kentek's performance of its rights and obligations under such section;

b. Buyer's rights and obligations to pay for Products already delivered by Kentek and for Products ordered under outstanding Purchase Orders (subject to Section 4.4); and

C. Buyer's rights and obligations under Sections 4.3, 4.4, 4.5, 4.6, 4.7, 5, 6.2, 7, 9, 12, 13.3,15, 16, 18, 21, 23, 24, 26, 27, 28, 30, 31 and 32.

25. Point of Sale Reporting. Buyer shall provide to Kentek a monthly reporting of the sale of Printers, Accessories, and Consumables into each territory to assist Kentek in providing commissioned sales representatives compensation for efforts to assist Buyer.

26.      Nameplates and Trademarks.

26.1 Buyer's Trademarks. Buyer may affix to units of Products Buyer's supplied nameplates including the trademarks or logo of Buyer. Buyer shall indemnify and hold harmless Kentek against all claims, judgments, losses, damages, liabilities, costs and expenses (including reasonable legal fees) that Kentek may sustain or incur or be subjected to by reason of Kentek's or Buyer's affixation of such name plates, including, without limitation, any claim of infringement of the rights of any third person.

26.2 Kentek Proprietary Rights Legend and Trademarks. Kentek shall have the right to affix to units of Product (to the extent not rendered ineffective) inconspicuous nameplates or other designations, and take such other measures to label or identify Products that are in the opinion of Kentek necessary to protect any patent, copyright or trade secret right retained by Kentek or its suppliers, or to meet any requirement of law imposed on Kentek. In addition, Kentek shall have the right to and require Buyer to affix a label showing Kentek's and any licensor's names and trademarks to all diskettes containing any Software Products. Buyer shall not alter, remove or render illegible any such notices. Buyer shall not have or acquire any right, title or interest in the trademark "Kentek" or any other "K-" designated non-impact printer or Kentek product, or in any other trademark, service mark or trade name that is now hereafter owned by or licensed to Kentek, either used alone or in conjunction with other words or names, or in the goodwill thereof, and shall not use any such mark or name without the express written consent of Kentek. If Buyer should, in spite of this provision, acquire any such rights, title or interest by operation of law or otherwise, Buyer will, upon request by Kentek, reconvey the same to Kentek.

27. Compliance with Laws. Both parties shall comply, and do all things necessary to comply, with all applicable federal, state, and local laws, regulations and ordinances, including, but not limited to, the regulations of the United States Department of Commerce relating to the export of products or technical data, insofar as they relate to the activities to be performed under this Agreement. Buyer agrees to obtain the required government documents and approvals prior to export of any Products delivered to it or technical data disclosed to it or the direct product related thereto. Buyer shall hold Kentek harmless from any actions arising from its failure to comply with the provisions of this Section 27.

28. Document Precedence. In the event of a conflict between the documents incorporated herein, the terms of Sections 1 through 32 shall have precedence over those of the Schedules.

29. Authority. Each of the parties hereto represents to the other that it has due and proper authority to enter into, execute and perform all duties and obligations set forth and envisioned by this Agreement. Each party indemnifies and holds the other harmless for breach of the warranties and representations contained in this Section 29.

30. Limitation of Liability and Actions. In no event shall either party be liable to the other for any tort, consequential, incidental, punitive or special damages, except to the extent expressly provided in this Agreement, even if such party shall have been advised of the possibility of such potential loss or damage or if such loss or damages arise out of the termination of this Agreement. No action arising out of this Agreement, regardless of form, may be brought more than two years after the cause of action has arisen.

31. Severability. If any provision of this Agreement, or the application hereof to any person or circumstance, for any reason or to any extent, shall be found by any court of competent jurisdiction to be illegal, invalid or unenforceable, the remainder of this Agreement and the application of that provision to other persons or circumstances shall not be affected, but rather shall be enforced to the extent permitted by law so long as it still expresses the intent of the parties. If the intent of the parties cannot hereby be preserved, the parties agree to enter into a legal, valid and enforceable substitute agreement which will achieve the objectives of this Agreement as it is written, or renegotiate the affected portions of this Agreement to the same end.

32. Miscellaneous. This Agreement, including the Schedules listed on the table of contents and the Purchase Orders issued and accepted hereunder set forth the entire understanding of the parties with respect to the Products and the purchase and sale thereof and merges all prior written and oral communications. Except as set forth herein, this Agreement can be modified or amended only in a writing signed by a duly authorized representative of Kentek and Buyer. Section headings are provided for the convenience of reference only and shall not be construed otherwise.

                 No failure to exercise, or, delay in exercising, on the part of either party, any right, power or privilege hereunder shall operate as a waiver thereof, or will any single or partial exercise of any right, power or privilege hereunder preclude the further exercise of the same right or the exercise of any other right hereunder.

                 Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any person other than the parties hereto, and their respective permitted successors and permitted assigns, any rights or remedies under or by reason of this Agreement. This Agreement is not assignable in whole or in part by either party without the prior written consent of the other, except that either party may, without such consent, assign this Agreement and its rights and obligations hereunder to any successor to its business or to the ownership of all or substantially all of its stock or assets that assumes such parties' obligations hereunder. Each party hereto is and at all times shall be independent and nothing contained in this Agreement shall be construed as constituting either party, a partner, co-venturer, employee or agent of the other.

                 This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute but one Agreement.

                 This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. Any action or proceeding brought to enforce obligations contained in this Agreement may be brought in any of the Federal or State courts in Colorado, and Buyer and Kentek consent and agree to submit to the jurisdiction of any of such courts.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates mentioned below.

KENTEK INFORMATION                         MANNESMANN TALLY CORPORATION
SYSTEMS, INC.


By                                         By
  -------------------------                   -------------------------

Title                                      Title
     ----------------------                     -----------------------

Date                                       Date
    -----------------------                    ------------------------

                                 SCHEDULE A-1
                               K30/K30D 300 dpi
                                PRINTER PRICES

                                                 OEM JAPAN  OEM BOULDER
                                                 ---------  -----------
K30, XS, 30ppm, 300 dpi with Controller
(68020 EIGS with co-processor)
4 MB Program RAM, Standard I/O
Two (2) 3 1/2" FDD, including Standard Operating
and Emulation Software                             $[   ]       [   ]
     XS with 8Mb MIGS Controller                   $[   ]     $ [   ]
     XS with 16Mb MIGS Controller                  $[   ]     $ [   ]

K30, XS, 30ppm, 300 dpi with Controller
(68020 EIGS with co-processor)
4 MB Program RAM, Standard I/0, One (1)
3 1/2" FDD, One (1) installed Hard Disk Drive,
and Standard Operating and Emulation Software      $[   ]     $ [   ]
     XS with 8Mb MIGS Controller                   $[   ]     $ [   ]
     XS with 16Mb MIGS Controller                  $[   ]     $ [   ]


K30D, XS, 30spm, Duplex, 300 dpi with
Controller (68020 EIGS with co-processor)
4 MB Program RAM, Standard I/0
Two (2) 3 1/2" FDD, including Standard Operating
and Emulation Software                             $[   ]     $ [   ]
     XS with 8Mb MIGS Controller                   $[   ]     $ [   ]
     XS with 16Mb MIGS Controller                  $[   ]     $ [   ]

K30D, XS, 30spm, Duplex, 300 dpi with Controller
(68020 EIGS with co-processor), 4 MB Program
RAM, Standard I/0, One (1) 3 1/2" FDD, One (1)
installed Hard Disk Drive, and Standard Operating
and Emulation Software                             $[   ]     $ [   ]
     XS with 8Mb MIGS Controller                   $[   ]     $ [   ]
     XS with 16Mb MIGS Controller                  $[   ]     $ [   ]

NOTES:

1.) Prices are based on a Y/$ rate of yen between [ ]-[ ]. Outside this range, Kentek will adjust accordingly.
2.) All prices are ExWorks Kentek's designated facility and apply to orders placed within normal lead time only; expedited orders will be subject to then current surcharges.
3.)       Prices do not include DRAM surcharges, if applicable.
4.)       All XS Printers must be ordered with a Supplies Starter Kit. See
          Schedule B.

                                 SCHEDULE A-2
                          K31/K31D and K40D 300 dpi
                                PRINTER PRICES

                                                         OEM JAPAN  OEM BOULDER
                                                         ---------  -----------

K31XS, XS, 30ppm, 300 dpi with Controller
(8Mb RIGS I+) Standard I/0, Standard Color
No Logo, 4x2OLCD op panel, One (1) 3 1/2" FDD,
One (1) installed Hard Disk Drive, Direct Attach FlexIO
Card, Standard Operating and Emulation Software             $ [   ]     $ [   ]

         XS with 16Mb RIGS II Controller                    $ [   ]     $ [   ]


K31DXS, XS, 30spm, Duplex, 300 dpi with Controller
(12Mb RIGS I+), Standard I/0, Standard Color,
No Logo, 4x20 LCD op panel, One (1) 3 1/2" FDD,
One (1) installed Hard Disk Drive, Direct Attach FlexIO
Card, Standard Operating and Emulation Software             $ [   ]     $ [   ]

         XS with 16Mb RIGS II Controller                    $ [   ]     $ [   ]





K40DXS, XS, 40spm, Duplex, 300 dpi with Controller
(12Mb RIGS I+) Direct Attach Flex I/0,
One installed Hard Disk Drive, One 3 1/2" FDD, 4x20
LCD op panel, Standard Color, No Logo, Standard
Operating and Emulation Software                            $ [   ]     $[    ]

         XS with 16Mb RIGS II Controller                    $[    ]     $[    ]




NOTES:
1.) Prices are subject to a Y/$ rate of yen between [ ]-[ ]. Outside this range, Kentek will adjust accordingly.
2.) All prices are ExWorks Kentek's designated facility and apply to orders placed within normal lead time only; expedited orders will be subject to then current surcharges.
3.)       Prices do not include DRAM surcharges, if applicable.
4.) All XS printer configurations must be ordered with a Supplies Starter Kit. See Schedule B.

                                 SCHEDULE A-3
                             K30 and K30D 300 dpi
                       AVAILABLE EX WORKS BOULDER ONLY
                     SPECIAL CONFIGURATION PRINTER PRICES


K30, 30ppm, 300 dpi with Dataproducts
Interface Configuration 4 MB Program RAM,
Standard I/0 (800/550), Two (2) 3 1/2" FDD

       with EIGS Controller                        $ [   ]
       with 8Mb MIGS Controller                    $ [   ]
       with 16Mb MIGS Controller                   $ [   ]


K30D, 30spm, Duplex, 300 dpi with Dataproducts
Interface Configuration, 4Mb Program RAM,
Standard I/0 (800/550), Two (2) 3 1/2" FDD

       with EIGS Controller                        $ [   ]
       with 8Mb MIGS Controller                    $[    ]
       with 16Mb MIGS Controller                   $[    ]



EV30, 30ppm, 300 dpi Simplex with Video
Signal Interface, Video PCL Controller,
Disk Drive Cover, Special Lower Rear Cover,
Standard I/0 (800/550), Standard Color, No
Logo, (does not include 68020 EIGS with co-
processor; Signal Interface PCL Controller and
2 3 1/2" FDDs)                                     $ [   ]




NOTES:
1.) Prices are subject to a Y/$ rate of yen between [ ]-[ ]. Outside this range, Kentek will adjust accordingly.
2.) All prices are ExWorks Kentek's designated U.S. warehouse and apply to orders placed within normal lead time only; expedited orders will be subject to then current surcharges.
3.)       Prices do not include DRAM surcharges, if applicable.

                                 SCHEDULE A-4
                              ACCESSORIES PRICE

PRODUCT                                                       OEM JAPAN         OEM BOULDER
DESCRIPTION                                                     PRICING           PRICING
-----------                                                     -------           -------

1200 Sheet Feeder Cassette
with Variable Paper Sizes thru 8 1/2 x 11*                      $     [    ]     $   [    ]

2500 Sheet Input Cassette with Variable
Paper Sizes thru 8 1/2 x 14*                                    $     [    ]     $   [    ]

1400 Sheet Facedown Print
Stacker w/Offset Jogging
Paper Sizes thru 81/2 x 14*                                     $     [    ]     $   [    ]

75 Envelope Feeder Cassette*                                    $     [    ]     $   [    ]

Upper Cassette
(550 sheet capacity)*                                           $      [   ]     $    [   ]

Lower Cassette
(250 sheet capacity)*                                           $      [   ]     $    [   ]

Rear Cover Board Housing
(without hardware)*                                             $      [   ]     $    [   ]

PostScript I Software                                           $      N/A       $   [    ]
PostScript II Software (RIGS only)                              $      N/A       $   [    ]

Hard Disk Drive Assembly                                        $      N/A       $   [    ]

Ethernet Attachment with Housing                                $      N/A       $   [    ]

NETPrint Ethernet Interface w/Novell Support (120v)             $      N/A       $   [    ]

K31K40D Net Attach Ethernet Card (TCP/IP)                       $      N/A       $   [    ]

K30 "B" Card (Ethernet Card) Cover                              $      N/A       $    [   ]

Printer Cabinet                                                 $      N/A       $   [    ]



NOTES:
1. All items marked with an asterik are subject to currency fluctuations. Pricing based on Y/$ rate of yen between [ ]-[ ]. Outside this range, Kentek will adjust accordingly.
2. Prices are Ex Works Kentek's designated facility and apply to orders placed within normal lead time only; expedited orders are subject to then current surcharges.

                                 SCHEDULE B-1
                                 K30/K31/K40D
                            XL CONSUMABLES PRICES
                             (PALLET QUANTITIES)


                                                    PALLET
ITEM DESCRIPTION                          PRICE   QUANTITIES   YIELD
----------------                          -----   ----------   -----

Toner Cartridges (2 pack)                $ [   ]       72      34,000

Toner Cartridges (8 pack)                $[    ]       21     136,000

Photoconductor Unit                      $[    ]       54     100,000

Photoconductor Unit                      $[    ]       54     200,000

Fuser Unit                               $[    ]       52     200,000

Cleaning Unit                            $[    ]       40     400,000

K30 Developer Unit                       $[    ]       30     600,000

K31 Developer Unit                       $[    ]       30     600,000

K40D Developer Unit                      $[    ]       30     600,000

Supplies Starter Kit                   $[      ]      N/A


NOTES:

1.)  All prices are on a per order, single delivery basis.

2.)  All prices are pallet quantity; ExWorks Kentek's production facility.

3.) Some newly manufactured supplies may contain selected recycled parts equivalent to new in performance.

4.) Supplies Starter Kit includes one each fuser, developer, cleaner, photoconductor, and 2-pack toner.

                                 SCHEDULE B-2
                                 K30/K31/K40D
                            XL CONSUMABLES PRICES
                        (LESS THAN PALLET QUANTITIES)

ITEM DESCRIPTION                 PRICE         YIELD
----------------                 -----         -----
Toner Cartridges (2 pack)       $ [   ]        34,000

Toner Cartridges (8 pack)       $[    ]       136,000

Photoconductor Unit             $[    ]       100,000

Photoconductor Unit             $[    ]       200,000

Fuser Unit                      $[    ]       200,000

Cleaning Unit                   $[    ]       400,000

K30 Developer Unit              $[    ]       600,000

K31 Developer Unit              $[    ]       600,000

K40D Developer Unit             $[    ]       600,000

NOTES:

1.)  All prices are on a per order, single delivery basis.

2.)  All prices are ExWorks Kentek's production facility.

3.) Some newly manufactured supplies may contain selected recycled parts equivalent to new in performance.

                                 SCHEDULE B-3
            CONSUMABLES ORDERING TERMS AND CONDITIONS



                     STANDARD                   EXPEDITE/EMERGENCY
                      STOCK                            TERMS
                     --------                   ------------------

PRICING              Schedule B-1               Schedule B-2

LEAD TIME            30 Days ARO                24 Hours ARO
                     U.S. warehouse             U.S.warehouse(1)


DELIVERY TERMS       ExWorks Kentek             ExWorks Kentek
                     production facility        production facility

SPECIAL
CONDITIONS           None                       Reasonable
                                                quantities
                                                per item plus
                                                $50 per order
                                                material
                                                handling charge


NOTES:

1.) Kentek will use its best efforts to ship consumables requested in a purchase order by the customer identified as an "Emergency Order" within twenty-four (24) hours during normal business hours Monday - Friday, 8:00 a.m. - 4:30 p.m., after receipt of order (ARO).

                                 SCHEDULE C-1

                   SPARE PART ORDERING TERMS AND CONDITIONS



                           STANDARD                EMERGENCY
                            STOCK                    TERMS
                           --------                ---------

DISCOUNTS                  [ ]%                    [ ]%
(off list price
in Schedule C)


LEAD TIME                  30 Days ARO             24 Hours ARO(1)


ExWORKS                    U. S. warehouse         U.S. warehouse


SPECIAL CONDITIONS         None                    Reasonable
                                                   quantities
                                                   per part plus
                                                   $50 per order
                                                   material
                                                   handling charge

NOTES:

1.) Kentek will use its best efforts to ship spare parts requested in a purchase order by the customer identified as an "Emergency Order" within twenty-four (24) hours during normal business hours, Monday - Friday, 8:00 a.m.-4:30 p.m., after receipt of order (ARO).

2.) Prices are subject to yen between [ ]-[ ]. Outside this range, Kentek will adjust accordingly.

3.) Prices are ExWorks Kentek's designated U.S. warehouse and apply to orders placed within normal lead times only; expedited orders will be subject to then current surcharges.

                                  SCHEDULE D

                            PRODUCT SPECIFICATIONS

                           SCHEDULE E




                   DELETED FROM THIS AGREEMENT

                           SCHEDULE F

                      CURRENCY FLUCTUATIONS





In the event of fluctuations in the Yen/Dollar "Bank Exchange Rate," the prices listed in Schedules A and C shall be automatically adjusted in the following manner. These adjustments will be made at the time of Purchase Order Placement. After an order is placed, there will be no further adjustment for additional "Bank Exchange Rate" fluctuations. The "Bank Exchange Rate" shall be determined by the previous month's average Yen/Dollar rate calculated from the fifteenth day of the prior month to the fourteenth day of the current month of selling rates between the U.S. Dollar and the Japanese Yen as quoted daily in The Wall Street Journal exchange rate tables of "New York Foreign Exchange Selling Rates".

If the previous month's average is outside the base rate range [ ]-[ ] Yen per Dollar, then Kentek shall advise the Customer of the price adjustment for all purchase orders received after the fourteenth day of the current month. Such price adjustments shall be in accordance with the attached schedule. Outside of the ranges indicated, Kentek will adjust accordingly.

                                   SCHEDULE F
                             CURRENCY FLUCTUATIONS
                                  (CONTINUED)

WHEN THE "BANK EXCHANGE RATE" IS:                MIDPOINT PRICE WILL BE:
Greater than [ ] but less than or equal to [ ]      [  ]  Base plus [  ]%

Greater than [ ] but less than or equal to [ ]      [  ]  Base plus [  ]%

Greater than [ ] but less than or equal to [ ]      [  ]  Base plus [  ]%

Greater than [ ] but less than or equal to [ ]      [  ]  Base plus [  ]%

Greater than [ ] but less than or equal to [ ]      [  ]  Base plus [  ]%

Greater than [ ] but less than or equal to [ ]      [  ]  Base plus [  ]%

Greater than [ ] but less than or equal to [ ]     [   ]  Base plus [  ]%

Greater than [ ] but less than or equal to [ ]     [   ]  Base plus [  ]%

Greater than [ ] but less than or equal to [ ]     [   ]  Base plus [  ]%

Greater than [ ] but less than or equal to [ ]     [   ]  Base plus  [ ]%

Greater than [ ] but less than or equal to [ ]     [   ]  Base plus  [ ]%

Greater than [ ] but less than or equal to [ ]     [   ]  Base plus  [ ]%


Greater than [ ] but less than or equal to [ ]     [   ]  Base Price


Greater than [ ] but less than or equal to [ ]     [   ]  Base minus [ ]%

Greater than [ ] but less than or equal to [ ]     [   ]  Base minus [ ]%

Greater than [ ] but less than or equal to [ ]     [   ]  Base minus [ ]%

Greater than [ ] but less than or equal to [ ]     [   ]  Base minus [ ]%

Greater than [ ] but less than or equal to [ ]     [   ]  Base minus [ ]%

Greater than [ ] but less than or equal to [ ]     [   ]  Base minus [ ]%

GREATER THAN [ ] OR LESS THAN OR EQUAL TO [ ] -- KENTEK WILL ADJUST ACCORDINGLY.

                           SCHEDULE G

                          PUBLICATIONS





1.)  K30/K30D GUIDE TO OPERATIONS MANUAL

2.)  K30/K30D FIELD SERVICE MANUAL

3.)  K40D QUICK REFERENCE CARD

4.)  K40D USER'S GUIDE

5.)  K40D REFERENCE GUIDE

6.)  K40D FIELD SERVICE MANUAL

             TO BE SUPPLIED AFTER CONTRACT EXECUTION

                           SCHEDULE H

                        SOFTWARE PRODUCTS





STANDARD OPERATING AND EMULATION SOFTWARE




                    PCL 5

                    PROGRAM JOB LANGUAGE (PJL)



OPTIONAL


                    PHOENIXPAGE POSTSCRIPT INTERPRETER





Some of the foregoing are subject to license agreements between Bitstream, Phoenix Technologies, VS Software and Kentek.

                           SCHEDULE I

                CUSTOMER SERVICE SUPPORT PROGRAM




1    PRODUCT WARRANTIES

2.   CONSUMABLE WARRANTIES

3.   K30/K30D/K31/K31D/K40D PRINTER OUT-OF-WARRANTY PROGRAM

4.   DEFECTIVE MATERIAL RETURN PROCEDURE

5.   TRAINING PROGRAM

6.   TRAINING PROGRAM COURSE ITINERARY

7.   TRAINING RATES

8.   FIELD SERVICE SUPPORT

9.   TECHNICAL MANUALS PRICE LIST




             TO BE SUPPLIED AFTER CONTRACT EXECUTION

                KENTEK INFORMATION SYSTEMS, INC.


                        PRODUCT WARRANTY




Kentek warrants that the Printer Product delivered shall be free from defects in material and workmanship, under normal use and service, and that any part or parts found defective within:

     a.   180 days from original shipping date for spare parts
     b. 180 days from original shipping date for high capacity feeders and stackers
     c. 2 years from original shipping date for printer engine (when operated within specified duty cycle);*

shall be repaired by the Reseller with parts supplied by Kentek or replaced by Kentek at Kentek's shipping point.

The Reseller will segregate and make available to Kentek at a central location those parts found defective with a list price exceeding $50.00. The Reseller will return defective parts freight prepaid. This Product Warranty is applicable only if the Product has had normal utilization within the specification, and has been maintained in accordance with recommended procedures. Any and all other costs in the implementation of this warranty shall be the responsibility of the Reseller.

The warranty set forth in this Article does not extend to altered units of the Product or to units of the Product which fail or are damaged after delivery to the Reseller due to the shipment, handling, storage, operation, use or maintenance in a manner or environment not conforming to any published instructions and specifications of Kentek at the time of delivery. Use of any consumable not specifically supplied by or approved in writing by Kentek shall constitute a modification of Product and shall void any and all warranties for both printer and consumable supply product.

* Any repair or replacement of any portion or part of the printer engine (excluding Consumables, Software, and Accessories) does not decrease or extend the original two-year warranty period.

                 KENTEK INFORMATION SYSTEMS INC.

                  CONSUMABLE WARRANTY PROCEDURE



The Kentek product warranty is contained in the Agreement between Kentek and the Reseller. There are two parts to the warranty:

a. Defects due to material and workmanship/out of box/mechanical warranty, and;

b.     failure to meet the average specified yield.

The warranty period is ninety (90) days from date of shipment to the Reseller.

Kentek's published specification yields are "average" and the warranty is measured against the average yield for each type of consumable. If the rated yield of any consumable is 400,000 prints and that consumable produces prints within specification at the rated life then it is considered to have reached its specified life. For example, if the customer has four K30 cleaners and two make 425,000 prints and two make 375,000 prints, then no warranty credit is applicable as the average is the specified 400,000.

In the event a customer returns consumable item(s) short of average life, the customer should be given a credit only for the unused portion; i.e., 325,000 prints/400,000 average yield x unit selling price.

Kentek will work with the Reseller to provide credits where the population of supplies does not meet the average life specified. Credits (or replacement units) must be provided to the customer by the Reseller.

At Kentek's option, the Reseller will segregate consumables found defective and return the defective consumables to Kentek freight prepaid. A Kentek Consumable Warranty Return Form (sample attached) is required for each consumable being returned for warranty evaluation.

This product warranty is applicable only if the product has had normal utilization within specification and returned in a protective shipping container. Toner cartridges must always be removed from Developers, and Developers must be resealed prior to shipment. Should the defective consumable be received damaged due to unsafe packaging warranty consideration will become void.

KENTEK                                                    Consumable Warranty
                                                                   Claim Form
Receiving Department
2845 29th Street                                            Mfg RMA #:_______
Boulder, CO  80301                            Distributor Reference #:_______
(303) 440-50500 / Fax (303) 440-9600          Date:
                                                   __________________________

MASTER DISTRIBUTOR/VAR                    END USER REPORTING FAILURE
NAME & ADDRESS                            NAME & ADDRESS

_____________________________________     _____________________________________

_____________________________________     _____________________________________

_____________________________________     _____________________________________

Contact:_____________________________     Contact:_____________________________
Tel. #_______________________________     Tel. #_______________________________

Printer Model:_______________________     Consumable Part Desc.________________
Printer S/N#_________________________     Consumable P/N_______________________
                                          Consumable S/N_______________________

Did the consumable fail on installation?   (check one)   _____yes _____no
If no, provide page count when consumable installed: _________ & when consumable failed_______________________________

DESCRIPTION OF PROBLEM:________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

CORRECTIVE ACTION:_____________________________________________________________

_______________________________________________________________________________

1. Attach test prints and the error log to this form. (Instructions describing how to produce test prints and the error log are found in the Guide to Operations.)

2. Contact manufacturer's Customer Service Department (303) 440-5500 to obtain a Return Material Authorization (RMA) number. This logs your consumable claim and expedites evaluation.

PACKAGING INSTRUCTIONS

When you return consumables, package the consumable following the packing instructions closely as listed in Appendix C of the Guide to Operations. If the consumable is damaged during shipping due to improper packaging, your warranty claim may be invalid.
-------------------------------------------------------------------------------
MANUFACTURER CONSUMABLE EVALUATION

Assessment of Failure:_________________________________________________________

Explain any descrepancy between claim and assessment:__________________________

Credit Recommendation:________________Signature:____________________Date:______

Authorized Credit %:__________________Mgr. Signature:_______________Date:______

                        KENTEK INFORMATION SYSTEMS, INC.
                        OUT OF WARRANTY EXCHANGE PROGRAM

Kentek offers an out-of-warranty exchange program whereby Kentek will repair or provide a replacement on any of the items listed below.



       DESCRIPTION                            EXCHANGE COST
       -----------                            -------------

K30 EIGS BOARD (300 dpi, 4Mb)                    $  [    ]
K30 MIGS BOARD (300 dpi, 8Mb)                    $[      ]

K30D EIGS BOARD (300 dpi, 4Mb)                   $  [    ]
K30D MIGS BOARD (300 dpi, 8Mb)                   $[      ]

K31S/D RIGS I BOARD (300 dpi, 12Mb)              $  [    ]
K31S/D RIGS II BOARD (300 dpi 16Mb)              $[      ]

K40D RIGS I BOARD (300 dpi, 12Mb)                $  [    ]
K40D RIGS II BOARD (300 dpi, 16Mb)               $[      ]

PCL BOARD (300 dpi)                              $  [    ]
PCL VIDEO I/F BOARD (240/300 dpi)                $  [    ]

K30/K30D AC POWER SUPPLY (Universal)             $  [    ]
K30/K30D DC POWER SUPPLY (Universal)             $  [    ]
K40D DC POWER SUPPLY                             $  [    ]


NOTE:  Prices listed above are Net (No Discount Allowed).

       Turn around time is 30 days from receipt of goods.

WARRANTY - 90 Days on All Exchange Items.



o To participate in this program the customer must contact the "Customer Service Department" at Kentek corporate headquarters.

o Request a "Return Material Authorization" (RMA) number and provide Kentek with a purchase order number authorizing the exchange.

o The customer is required to return the defective part to Kentek corporate headquarters, freight prepaid, in a protective shipping container. Should the defective part be received damaged due to unsafe packaging, the retail parts price will be applied to the exchange order.

                       KENTEK INFORMATION SYSTEMS, INC.

                     DEFECTIVE MATERIAL RETURN PROCEDURES



The customer must first contact Kentek corporate headquarter's "Customer Service Department" requesting a "Return Material Authorization" (RMA) number. Kentek's Customer Service Department will collect the necessary data from the customer to process the return of material accordingly.

The assigned RMA number must be referenced on the outside of the shipping container. Return Material Tags are to be used by the customer when returning defective parts either Under Warranty or for Exchange to Kentek corporate headquarters, freight prepaid.

Repairs will be made or a replacement part will be sent to the customer within 30 days from receipt of defective part.

Warranty Items

If the returned defective item under warranty tested is found to be operational (not defective), Kentek will notify the customer of our findings and a charge for Kentek's testing and evaluation time will be billed back to the customer at $75 per hour minimum of two (2) hours.

Exchange Program

Kentek has identified a selected list of material such as printed circuit boards and power supply units that can be exchanged for a repaired and tested replacement with a 90-day warranty given by Kentek.

The procedure to return defective items under our Exchange Program is the same as the procedure for returning defective items under warranty as stated above.

                       KENTEK INFORMATION SYSTEMS, INC.

                          KENTEK'S TRAINING PROGRAM


Kentek will provide the customer with one (1) training class, with up to six
(6) students at no cost. The class will be held at Kentek corporate headquarters. Any additional training requested by the customer will be offered at a "most favored status" price.

In the event the customer requests the training class to be held anywhere other than Kentek corporate headquarters, the customer will reimburse Kentek for all travel and living expenses incurred by our training personnel during the course.

The rates for additional training courses, if required, are included as a part of this Schedule.

The rates for field service support from Kentek to resolve a problem at the customer's location or at a printer location, are included in this Schedule I.

A minimum of four (4) weeks notice is required to schedule a training course at either Kentek's or the customer's training location.

                       KENTEK INFORMATION SYSTEMS, INC.

                  PRINTER TRAINING PROGRAM COURSE ITINERARY


The training session will be a 3-day course and classes will be a standard eight (8) hour day.

Class size is limited to six (6) students. In order to provide the most effective possible training, we urge a minimum of three printers be made available to the students.

Class subjects will consist of:

- Operational overview
- Component/assembly layout
- Xerographic process
- IGS & PCL block diagram of operations
- Communication theory RS 232, 422, Centronics (Host Connections)
- Diagnostics ... how they work and how to use them
- Problem/failure determination (flow chart)
- TAGS (Troubleshooting Analysis Guide) familiarization

Field Service manuals are available for each student consisting of:

- Installation/operational manual
- Maintenance manual
- Removal/replacement procedure
- Self diagnostic test procedure
- Troubleshooting
- Electrical adjustments
- Parts catalog
- Technical bulletins

Special training material such as schematics, diagrams and technical data will be issued to each student.

Troubleshooting time will be scheduled to allow the students to perform failure analysis on the printer. Kentek parts are sold as assemblies, not components, so this class will teach each student to repair printers down to the assembly level.

                       KENTEK INFORMATION SYSTEMS, INC.

                                TRAINING RATES
                 (Does Not Apply to Initial Training Course)



1.   $500.00 - Hardware or Software Training Course Fee

2.   $750.00 - Hardware and Software Training Course Fee

3.   $250.00 - Per Day per Student.

Note:

Should the course be held anywhere other than at Kentek corporate headquarters, all travel and living expenses incurred by our instructor will be billed to the customer in the following manner:


Air Fare.................... Coach for domestic flights
                             Business for international flights

Rent-A-Car.................. $200.00 per week (Estimate)

Hotel....................... $100.00 per day (Estimate)

Meals....................... $ 30.00 per day (Estimate)

Telephone, Misc., Etc.

                       KENTEK INFORMATION SYSTEMS, INC.

                         FIELD SERVICE SUPPORT RATES


1.   $110.00 per hour - portal to portal
     (8:00 AM to 4:30 PM - Monday through Friday)

2.   $140.00 per hour - portal to portal
     (after 4:30 PM and before 8:00 AM Monday through Friday)

3.   $190.00 per hour - portal to portal
     (anytime Saturday, Sunday and holidays)

4.   Mileage charge: $0.35 per mile (plus tolls)

5.   Parts Cost - (See Suggested Retail Spare Parts Price list)

NOTE: The rates listed above only apply within a 125-mile radius to either Kentek's corporate headquarters and/or Kentek's Regional support off ices.

          Locations:

          Eastern Region - Melbourne, Florida

          Western Region - San Jose, California



Kentek service rates and mileage charges include any and all travel to the customer's office/printer location and return to Kentek headquarters.

All other areas will be charged for travel and expenses.

                       KENTEK INFORMATION SYSTEMS, INC.

                         TECHNICAL MANUAL PRICE LIST



PART NUMBER  DESCRIPTION                                NET PRICE
-----------  -----------                               ----------

61050010     K30/K30D Operator/Installation Manual     $    25.00

62050010     K30/K30D Field Service Manual             $    75.00


81250001     K40D User's Guide                         $    10.00

81250002     K40D Field Service Manual                 $    75.00

81250003     K40D Quick Reference Card                 $     2.00

81250004     K40D Reference Guide                      $    20.00



51020818     Print Quality Masters                     $   500.00



NOTE:             No discounts applied to manuals.

                                AMENDMENT NO. 1
                                     To The
                               PURCHASE AGREEMENT
                                 By and Between
                 TALLY PRINTER CORPORATION ("Tally" or "Buyer")
                                      And
                  KENTEK INFORMATION SYSTEMS, INC. ("KENTEK")
                              Dated April 16, 1997
================================================================================

         WHEREAS, Tally and Kentek have entered into an agreement entitled "Purchase Agreement," dated April 22, 1995 ("Agreement"); and

         WHEREAS, the parties now desire to amend the Agreement to change certain terms and conditions of the sale and purchase of Products; and

         WHEREAS, the Agreement would expire unless extended by written agreement of the parties;

         NOW THEREFORE, in consideration of the covenants and agreements herein contained, SNPS and Kentek hereby agree as follow:

         1. All capitalized terms not defined in this Amendment shall have the meaning ascribed thereto in the Agreement.

         2. Section 3.2 Term of Agreement, shall be amended to read "The term of this Agreement shall commence upon the date hereof and shall continue for twelve (12) months from such date (April 16, 1998), unless earlier terminated or extended by written agreement of the parties (the "Term").

         3. Section 13.3 End-of-Life Parts Purchasing, shall be amended to read "Buyer may purchase spare parts from Kentek to provide service to its customers. In the event Buyer or Kentek terminate this Agreement, if any Product under this Agreement is discontinued by Kentek, or if the annualized run rate purchased over a period of six months is less than 200 printers per year activating an End-of-Life condition, then Kentek agrees to allow Buyer to purchase Parts and Consumables at the new category (non-OEM designation) current prices for a period of up to five (5) years for the purpose of supporting Buyer's installed base.

Except as provided above, the Agreement shall in all other respects remain unchanged and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed in duplicate by their duly authorized representatives as of the dates subscribed.

TALLY                                    KENTEK INFORMATION
                                         SYSTEMS, INC.

/s/ ALAN PINSON                          /s/ [ILLEGIBLE]
--------------------------               ----------------------------

Vice President                                     CEO
--------------------------               ----------------------------
       Title                                      Title

                                                 6/4/97
--------------------------               ----------------------------
       Date                                       Date